EXHIBIT 10.6 PURCHASE AND SALE AGREEMENT THIS PURCHASE AND SALE AGREEMENT (this “Agreement”) is made and entered into as of the Effective Date (as hereinafter defined), by and between ABP ___ (__________) LLC, a Delaware limited liability company (“Seller”), and BIG ACQUISITIONS LLC, an Illinois limited liability company (“Buyer”). RECITALS: A. Seller is the fee simple owner of the Land. B. Buyer desires to acquire said land, together with the improvements located thereon and certain other property interests related thereto, from Seller for the purchase price of _____________________ and No/100 Dollars ($_______________) (the “Purchase Price”). C. Seller is willing to convey said property to Buyer for the Purchase Price, but only upon the terms and conditions hereinafter set forth. OPERATIVE TERMS: NOW, THEREFORE, for and in consideration of the foregoing recitals and the promises, covenants, representations and warranties hereinafter set forth, the sum of One Hundred Dollars ($100.00) and other good and valuable consideration in hand paid by Seller to Buyer and by Buyer to Seller upon the execution of this Agreement, the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto, the parties hereto hereby agree as follows: 1. Recitals; Definitions. The foregoing recitals are true and correct in all material respects. Capitalized terms and phrases used but not otherwise defined in the body of this Agreement shall have the meanings ascribed to such terms and phrases in Schedule A attached hereto. 2. Purchase and Sale. Seller agrees to convey, transfer and assign, and Buyer agrees to acquire, accept and assume, the Property, on the terms, conditions and provisions set forth in this Agreement. 3. Purchase Price. The Purchase Price shall be due and payable as follows: 3.1 Deposit. Buyer shall make the Initial Deposit with Escrow Agent within three (3) Business Days after the Effective Date. In addition, no later than the Due Diligence Deadline (provided that this Agreement is not sooner Terminated in accordance with the terms hereof), Buyer shall also make the Secondary Deposit. Notwithstanding any provision in this Agreement to the contrary, if Buyer fails to timely make the Initial Deposit or the Secondary Deposit as provided herein, Seller may Terminate this Agreement by notice to Buyer given no later than five (5) days following the due date of the Initial Deposit or the Secondary Deposit, as the case may be, and any Deposit previously paid by Buyer shall be promptly returned to Buyer. Except as expressly otherwise set forth herein, the Deposit shall be applied against the Purchase Price on the Closing Date and shall otherwise be held and delivered by Escrow Agent in accordance with the provisions of Paragraph 15. ACTIVE 46014503v4

3.2 Remainder of Purchase Price. At Closing, Buyer shall pay to Seller an amount equal to the difference between (a) the Purchase Price and (b) the Deposit previously or simultaneously paid to Seller, subject to the adjustments set forth herein, in cash by wire transfer to such account and bank as Seller shall designate in writing, to be confirmed received in Seller’s account on or before 3:00 p.m. Eastern time on the Closing Date. 4. Buyer’s Due Diligence and Inspection Rights; Termination Right. 4.1 Inspection of Property. Until Closing, and subject to the terms of Paragraph 4.2, Seller shall provide Buyer and Buyer’s Representatives access to the Real Property, upon reasonable prior notice at reasonable times during business hours, with the right and license to conduct Due Diligence with respect to the Property. 4.2 Inspection Requirements. Buyer’s rights to conduct Due Diligence shall be subject to the following further requirements: (a) Due Diligence inspections of the Property may only be performed during normal business hours and Buyer must provide Seller with at least 48 hours’ prior notice of its intent to perform Due Diligence inspections of the Property; (b) Seller shall have the right to have a representative of Seller present during any entry upon the Property by Buyer or Buyer’s Representatives; (c) there shall be no physical testing of the Property whatsoever, including, without limitation, any invasive sampling, boring, testing, or analysis of soils, surface water or groundwater at the Property; (d) Buyer shall immediately return the Property to the condition existing prior to any inspection. Prior to any entry upon the Land, Buyer shall provide to Seller, and shall cause any of Buyer’s Representatives entering upon the Land to provide to Seller, evidence of insurance which complies with the requirements of Schedule B attached hereto. Notwithstanding any provision in this Agreement to the contrary, except in connection with the issuance of a standard “zoning letter” with respect to the Property or the preparation of a third-party zoning report, neither Buyer nor any Buyer’s Representative shall contact any governmental official or representative regarding hazardous materials on, or the environmental condition of, the Property, or the status of compliance of the Property with zoning, building code or similar Laws, without Seller’s prior written consent thereto, which consent Seller may withhold in its sole and absolute discretion. In addition, Seller shall be entitled to at least two (2) Business Days’ prior notice of the intended contact and to have a representative present when Buyer or any Buyer’s Representative has any such contact with any governmental official or representative. 4.3 Title Examination. A. Title Objections. Seller shall order the Title Commitment within five (5) Business Days after the Effective Date. Buyer shall have until 10 days after delivery of the Title Commitment to notify Seller of any Title Objections. If Buyer fails to notify Seller of any Title Objections on or before the day that is 10 days after delivery of the Title Commitment then, notwithstanding any other provisions set forth herein, such failure to notify Seller shall constitute a waiver of such right to object to such matters existing as of the Effective Date. Any such Title Objection so waived (or deemed waived) by Buyer shall be deemed to constitute a Permitted Title Exception and the Closing shall occur as herein provided without any reduction of or credit against the Purchase Price. B. Cure of Title Matters. At Closing, Seller shall Remove or cause to be Removed any Title Objections to the extent (and only to the extent) that the same constitute Required 2 ACTIVE 46014503v4

Removal Items. In addition, Seller may elect (but shall not be obligated) to Remove or cause to be Removed any other Title Objections, and, with respect thereto, Seller may notify Buyer on or before the Title Cure Deadline whether Seller elects to Remove the same (and the failure to provide such notice on or before the Title Cure Deadline shall be deemed to constitute an election of Seller not to effect any such cure). C. Buyer’s Right To Terminate. If any such Title Objection is not so cured on or before the Title Cure Deadline, then Buyer may Terminate this Agreement by notice to Seller within five (5) Business Days after the Title Cure Deadline. Failure of Buyer to respond within such period shall be deemed an election by Buyer to waive such Title Objections and proceed to Closing. Any such Title Objection so waived (or deemed waived) by Buyer shall be deemed to constitute a Permitted Title Exception and the Closing shall occur as herein provided without any reduction of or credit against the Purchase Price. D. Pre-Closing “Gap” Defects. Whether or not Buyer shall have furnished to Seller any notice of Title Objections before the Due Diligence Deadline, Buyer may at or prior to Closing notify Seller of any defects in title arising between the Due Diligence Deadline and the Closing Date. With respect to any Title Objections set forth in such notice, Buyer shall have the same rights as those which apply to any notice of defects in title resulting from a notice of title defects by Buyer on or before the Due Diligence Deadline and Seller shall have the same rights and obligations to cure the same at or prior to Closing. If necessary, the date for Closing shall be automatically extended (by not more than 15 days) to allow Seller to cure such pre-closing “gap” defects. 4.4 As-Is, Where-Is, With All Faults Sale. Buyer shall conduct such Due Diligence as Buyer deems necessary or appropriate prior to the Due Diligence Deadline, and shall independently confirm to its satisfaction all information that it considers material to its purchase of the Property or the Transaction. Accordingly, the Property shall be sold, and Buyer shall accept possession of the Property on the Closing Date, “AS IS, WHERE IS, WITH ALL FAULTS”, with no right of setoff or reduction in the Purchase Price. Without limiting the foregoing, except for Seller’s Warranties, none of the Seller Parties have or shall be deemed to have made any verbal or written representations, warranties, promises or guarantees (whether express, implied, statutory or otherwise) to Buyer with respect to the Property; any matter set forth, contained or addressed in the Documents (including, but not limited to, the accuracy and completeness thereof); or the results of Buyer’s Due Diligence. In addition, Buyer expressly understands and acknowledges that any documents made available to Buyer may not be complete in all respects and that Seller may not have complete information concerning the Property in Seller’s possession or control. Buyer acknowledges that all such information must be verified independently during Due Diligence. In addition, Buyer expressly understands and acknowledges that it is possible that unknown Liabilities may exist with respect to the Property and that Buyer explicitly took that possibility into account in determining and agreeing to the Purchase Price, and that a portion of such consideration, having been bargained for between the parties with the knowledge of the possibility of such unknown Liabilities shall be given in exchange for the existence of any and all such Liabilities. In furtherance of the foregoing commitments, Buyer shall execute and deliver to Seller at the Closing, an As Is Agreement as required by Paragraph 6.3. 4.5 Termination Right. Buyer may, at any time prior to the Due Diligence Deadline, Terminate this Agreement by notice to Seller if Buyer, in its sole and absolute discretion, determines not to proceed with the Transaction or is not satisfied with any matters relating to the Property. If, at or prior to the Due Diligence Deadline, Buyer has not given Seller a termination notice 3 ACTIVE 46014503v4 as aforesaid, then Buyer shall be deemed to have accepted the condition of the Property (subject to Seller’s compliance with the representations, warranties and covenants of this Agreement, and the conditions set forth in Paragraph 10) and shall thereafter have no right to Terminate this Agreement on account of such Due Diligence termination right under this Paragraph 4 and, except as set forth in Article 9 or Paragraphs 10.1.C. and 12.2 hereinbelow, Buyer shall not be entitled to the return of the Deposit. If after the Due Diligence Deadline Buyer conducts further Due Diligence, Buyer acknowledges and agrees that Buyer shall have no further right to terminate this Agreement with respect to such further Due Diligence or otherwise in accordance with this Paragraph 4 after the Due Diligence Deadline. 4.6 Underground Storage Tank. Seller has informed Buyer, and Buyer acknowledges, that the Property includes [one (1) operational 10,000 gallon] underground tank used for the storage of diesel fuel. Buyer acknowledges, subject to Buyer’s right to perform Due Diligence pursuant to this Agreement and to terminate this Agreement pursuant to the foregoing paragraph, that it is a material factor in Seller’s acceptance of the Purchase Price that Buyer agree to accept said tank with the Property. 4.7 Seller’s Termination of Related Contracts. Notwithstanding anything in this Agreement to the contrary, (a) should Buyer elect to Terminate this Agreement pursuant to Paragraph 4.5 above, Seller shall have the right to terminate the Related Contracts, at Seller’s option, by notice to Buyer given in accordance with the Related Contracts no later than five (5) days following receipt of Buyer’s termination notice under this Agreement. If Buyer elects to Terminate any of the Related Contracts pursuant to Section 4.5 thereof, Seller shall have the right to terminate this Agreement (and the other Related Contracts) by notice to Buyer given no later than five (5) days following receipt of Buyer’s termination notice under the applicable Related Contract and any Deposit previously paid by Buyer hereunder shall be promptly returned to Buyer and neither party shall have any further obligation to the other under this Agreement (except for those obligations which expressly survive the termination hereof). 5. Seller’s Covenants. Between the Effective Date and the Closing Date: 5.1 No Alteration of Title. Seller shall not transfer or further alter or encumber (which shall include entering into any new lease of all or part of the Real Property; permitting any new sublease of all or part of the Real Property or consenting to any modification of any existing sublease of all or part of the Real Property) in any way Seller’s title to the Property as it exists as of the Effective Date without written notice to, and the prior written consent of, Buyer. If Buyer fails to object in writing to any such proposed instrument within three (3) Business Days after receipt of the aforementioned notice, Buyer shall be deemed to have approved the proposed instrument. Buyer’s consent shall not be unreasonably withheld or delayed with respect to any such instrument that is proposed prior to the Due Diligence Deadline. 5.2 Status of Property. Seller shall maintain and keep the Property in a manner consistent with Seller’s past practices with respect to the Property, and shall maintain in force the insurance coverage consistent with Seller’s insurance coverage practices as of the Effective Date. 6. Closing. The actual day of Closing shall be mutually agreed to by the parties. If no such selection is timely made, the Closing shall be held on the Closing Deadline. 4 ACTIVE 46014503v4

6.1 Closing Mechanics. Buyer and Seller shall conduct an escrow-style closing through the Escrow Agent so that it will not be necessary for any party to attend the Closing. 6.2 Seller’s Deliveries. At Closing, Seller shall deliver or cause to be delivered the following items: A. Deed. The Deed. B. Withholding and Tax Certificate. A certificate with respect to Section 1445 of the Internal Revenue Code stating whether or not Seller is a foreign person as defined in said Section 1445 and applicable regulations thereunder. C. Affidavit of Title. An Affidavit of Title with respect to liens and title matters in substantially the form of Exhibit B. D. Closing Statement. A Closing Statement Agreement in the form of Exhibit C attached hereto and incorporated herein by this reference. Seller and Buyer shall authorize and instruct the Escrow Agent to file, as the “reporting person,” Internal Revenue Service Form 1099- B (“Proceeds from Real Estate, Broker, and Barter Exchange Transactions”), if and as required by Section 6045(d) of the Code. E. Evidence of Authority. If requested by the Title Company, evidence that Seller has the requisite power and authority to execute and deliver, and perform under, this Agreement and all Closing Documents. F. Transfer Tax Declarations. To the extent applicable, duly completed real estate state, county and local transfer tax declarations. G. Lease. Tenant’s counterpart of the Lease. H. Assignment. Seller’s counterpart of the Assignment. I. SNDA. Tenant’s counterpart to the SNDA. J. Non-Disturbance Agreement. Tenant’s counterpart to the Non- Disturbance Agreement. K. Bring-Down Certificate. A reaffirmation of Seller’s Warranties in the form of Exhibit G attached hereto, to which shall be attached a current representation exception schedule identifying all exceptions to Seller’s Warranties then applicable. L. Other Instruments. Such other instruments or documents as may be necessary to effect or carry out the purposes of this Agreement, subject to Seller’s prior approval thereof, which approval shall not be unreasonably withheld or delayed. M. Certificate. The Certificate signed by Tenant. N. Memorandum of Lease. Tenant’s counterpart of the Memorandum of Lease. 5 ACTIVE 46014503v4

6.3 Buyer’s Deliveries. At the Closing, Buyer shall deliver or cause to be delivered to Seller the following: A. Net Purchase Price. The net Purchase Price due at Closing under this Agreement. B. As Is Agreement. The As Is Agreement of Buyer in the form of Exhibit D attached hereto. C. Bring-Down Certificate. A reaffirmation of the representations, warranties and covenants set forth in Paragraph 8.5 hereof in the form of Exhibit H attached hereto. D. Closing Document Counterparts. Executed counterparts of any of the Closing Documents described in Paragraph 6.2 which are also to be signed by Buyer. E. SNDA. Buyer’s, Master Tenant’s, Landlord’s and Lender’s counterparts to the SNDA. F. Non-Disturbance Agreement. Buyer’s, Master Tenant’s, Landlord’s and Lender’s counterparts to the Non-Disturbance Agreement. G. Landlord Agreement. The Landlord Agreement, executed by Buyer, Master Tenant and Landlord. H. Other Instruments. Such other funds, instruments or documents as may be necessary to effect or carry out the purposes of this Agreement, subject to Buyer’s prior approval thereof, which approval shall not be unreasonably withheld or delayed. I. Lease. Landlord’s counterpart of the Lease. J. Memorandum of Lease. Landlord’s counterpart of the Memorandum of Lease. K. Leasehold Policy Requirements. Such instruments or documents as the Title Company may reasonably require of Titleholder, Master Tenant or Landlord in order to issue a leasehold policy insuring Tenant’s interest under the Lease including, but not limited to, copies of the lease agreements evidencing the interest of Master Tenant and Landlord in the Property and documents evidencing the legal existence and organizational power and authority or Title Holder Master Tenant and Landlord to enter into such agreements. L. [Other State or Local Specific Requirements]. 6.4 Buyer’s Ability to Close. Buyer covenants to Seller that Buyer shall, as of the Closing Date, have sufficient immediately available funds (through financing sources or otherwise) to pay the balance of the net Purchase Price required pursuant to the foregoing subparagraph 6.3(A). 6 ACTIVE 46014503v4

7. Prorations and Closing Costs. 7.1 Prorations. The parties acknowledge that there shall be no prorations of any expense items with respect to the Property at Closing, all such items being addressed in the Lease. 7.2 Seller’s Closing Costs. Seller shall pay the following: (a) the fees and expenses of Seller’s attorneys; (b) the costs (including recording costs) of any cure of title defects required of Seller hereunder; (c) all transfer, documentary, excise, recording or other taxes or assessments imposed in connection with the recording of the Deed; and (d) all transfer, documentary, excise, recording or other taxes or assessments imposed in connection with the recording of the Memorandum of Lease. 7.3 Buyer’s Closing Costs. Buyer shall pay the following: (a) all costs of Buyer’s Due Diligence, (b) the fees and expenses of Buyer’s attorneys, (c) all costs related to any financing to be obtained by Buyer; (d) all recording charges due on recordation of any Closing Documents, (e) all escrow agent fees (if any are charged in connection with this Transaction), and (f) the costs, expenses and premiums for the Title Commitment and the Title Policy (including all examinations and reports in connection therewith) and for any endorsements to the Title Policy, any reinsurance required by Buyer, and any loan policy of title insurance. 8. Representations and Warranties. 8.1 Seller’s Representations and Warranties. Seller represents and warrants to Buyer as follows: A. Organization, Power and Authority. Seller is duly organized, validly existing and in good standing under the Laws of the State of Delaware; is, to the extent required by Law, duly qualified to do business in the State in which the Land is located; and has all necessary power to execute and deliver this Agreement and perform all its obligations hereunder. Seller has the full power and authority to enter into and perform this Agreement and the execution, delivery and performance of this Agreement by Seller (i) has been duly and validly authorized by all necessary action on the part of Seller, (ii) does not conflict with or result in a violation of the organizational documents of Seller, or any judgment, order or decree of any court or arbiter in any proceeding to which Seller is a party, and, (iii) does not conflict with or constitute a material breach of, or constitute a material default under, any contract, agreement, loan agreement or other instrument by which Seller is bound or to which it is a party. B. No Other Agreements. Seller has not entered into any currently effective agreement (other than this Agreement) to sell or dispose of all or any portion of its interest in and to the Property. Except as disclosed in the Record Exceptions, Seller has not entered into any options, puts, calls, rights of first offer, opportunity or refusal, or other preemptive rights to purchase or occupy the Property which are in effect as of the Effective Date. C. Possession. As of the Effective Date, no party other than Seller and Tenant is in possession or occupancy of the Real Property or any part thereof. D. Foreign Entity. Seller is not a “foreign person” as such phrase is defined in Section 1445 of the United States Internal Revenue Code. 7 ACTIVE 46014503v4

E. Notice of Violations. To Seller’s knowledge, Seller has received no written notice (i) from any governmental authority that the Property is not in material compliance with all applicable laws, except for such failures to comply, if any, which have been remedied; or (ii) from any insurance company or underwriter of any defect that would adversely affect the insurability of the Property or cause an increase in insurance premiums with respect to the Property. F. Condemnation. To Seller’s knowledge, Seller has not received any written notice of any (i) pending, contemplated, threatened or anticipated condemnation of any part of the Real Property, or (ii) widening, change of grade or limitation on the use of streets abutting the Land. G. No Bankruptcy. Seller has not (A) commenced a voluntary case, or, to Seller’s knowledge, had entered against it a petition, for relief under any federal bankruptcy act or any similar petition, order or decree under any federal or state Law relative to bankruptcy, insolvency or other relief for debtors, (B) caused, suffered or consented to the appointment of a receiver, trustee, administrator, conservator, liquidator or similar official in any federal, state or foreign judicial or non-judicial proceeding, to hold, administer and/or liquidate all or substantially all of its assets, or (C) made an assignment for the benefit of creditors. H. Pending Actions or Proceedings. There are no actions or proceedings pending or, to Seller’s knowledge, threatened against Seller or relating to the Property which, if decided adversely, would impair Seller’s ability to perform its obligations under this Agreement or prevent the use of the Land for the purposes for which Tenant currently uses it. I. Other Prohibitions. Neither Seller nor, to Seller’s knowledge, any person owning a direct interest in Seller (i) is included on any Government List; (ii) has been determined by competent authority to be subject to the prohibitions contained in Presidential Executive Order No. 133224 (September 23, 2001) or in any enabling or implementing legislation or other Presidential Executive Orders in respect thereof; (iii) has been previously indicted for or convicted of any felony involving a crime or crimes of moral turpitude or for any offense under the criminal laws against terrorists, the criminal laws against money laundering, the Bank Secrecy Act, as amended, the Money Laundering Control Act of 1986, as amended, or the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorists (USA PATRIOT ACT) Act of 2001, Public Law 107-56 (October 26, 2001), as amended; or (iv) to Seller’s knowledge, is currently under investigation by any governmental authority for alleged criminal activity. J. Municipal Inspections. To Seller’s knowledge, there are no formally required municipal inspections of the Property required in connection with the delivery of the Deed (for avoidance of doubt, Seller makes no representation or warranty concerning any inspection that may be required as a result of Buyer’s Due Diligence). In the event the foregoing Seller’s Warranty is inaccurate, untrue or incorrect, Seller shall have the right to cure such misrepresentation or breach by obtaining the required municipal inspection in accordance with the notice and cure provisions set forth in Section 8.3 below. 8.2 Seller’s Warranties Deemed Modified. Because Buyer’s primary reliance on the status of the matters addressed by Seller’s Warranties is Buyer’s own Due Diligence, to the extent that Buyer knows prior to the Due Diligence Deadline that Seller’s Warranties are inaccurate, untrue or incorrect in any way, such Seller’s Warranties shall be deemed modified to reflect Buyer’s 8 ACTIVE 46014503v4 knowledge. As used herein, “knows,” “knew” or “knowledge” means with respect to any statement following such phrase that to the date hereof no information has come to the attention of any such person or such person’s agents, which would cause such person or its agents to believe that such statement is not true and correct. 8.3 Claims of Breach Prior To Closing. If at or prior to the Closing, Seller obtains actual knowledge that any Seller’s Warranty is untrue, inaccurate or incorrect in any material respect, Seller shall give Buyer notice thereof within five (5) Business Days of obtaining such knowledge (but, in any event, prior to the Closing). If at or prior to the Closing Buyer or any Buyer’s Representative obtains actual knowledge that any Seller’s Warranty is untrue, inaccurate or incorrect in any material respect, Buyer shall give Seller notice thereof within five (5) Business Days of obtaining such knowledge (but, in any event, prior to the Closing). In either such event, Seller shall have the right to cure such misrepresentation or breach and shall be entitled to a reasonable adjournment of the Closing (not to exceed 15 days) to attempt such cure. If any Seller’s Warranty is untrue, inaccurate or incorrect in any material respect as of the date made, and Seller is unable to so cure such misrepresentation or breach, then Buyer, as its sole remedy, shall elect either (a) to waive such misrepresentation or breach and consummate the Transaction without any reduction of or credit against the Purchase Price, or (b) to Terminate this Agreement by notice given to Seller no later than five (5) days after the end of such cure period, in which event the Deposit shall be returned to Buyer and Seller shall reimburse to Buyer, within twenty (20) days after Seller’s receipt of documentation thereof, the Buyer’s Transaction Costs. 8.4 Survival and Limits on Buyer’s Claims. Seller’s Warranties shall survive the Closing and not be merged therein for the Survival Period and Seller shall only be liable to Buyer hereunder for a breach of Seller’s Warranties made herein or in any of the documents executed by Seller at the Closing with respect to which a claim is made by Buyer against Seller in writing, specifying in reasonable detail the circumstances giving rise to the alleged breach, within the Survival Period. Anything in this Agreement to the contrary notwithstanding, the maximum aggregate liability of Seller for breaches of Seller’s Warranties shall be subject to Seller’s Liability Limit. Notwithstanding the foregoing, however, if the Closing occurs, Buyer hereby expressly waives, relinquishes and releases any right or remedy available to it at law, in equity, under this Agreement or otherwise to make a claim against Seller for damages that Buyer may incur, or to rescind this Agreement and the Transaction, as the result of any of Seller’s Warranties being untrue, inaccurate or incorrect if (a) Buyer knew that such representation or warranty was untrue, inaccurate or incorrect at the time of the Closing (Buyer’s remedy being as set forth in Paragraph 8.3), or (b) Buyer’s damages as a result of such representations or warranties being untrue, inaccurate or incorrect are reasonably estimated to aggregate less than $37,500.00. 8.5 Buyer’s Representations and Warranties. Buyer represents and warrants to Seller as follows: A. Organization, Power and Authority. Buyer is duly organized, validly existing and in good standing under the Laws of the State of Delaware; is, to the extent required by Law, duly qualified to do business in the State in which the Land is located; and has all necessary power to execute and deliver this Agreement and perform all its obligations hereunder. Buyer has the full power and authority to enter into and perform this Agreement and the execution, delivery and performance of this Agreement by Buyer (i) has been duly and validly authorized by all necessary action on the part of Buyer, (ii) does not conflict with or result in a violation of the organizational 9 ACTIVE 46014503v4 documents of Buyer, or any judgment, order or decree of any court or arbiter in any proceeding to which Buyer is a party, and (iii) does not conflict with or constitute a material breach of, or constitute a material default under, any contract, agreement or other instrument by which Buyer is bound or to which it is a party. There are no lawsuits pending against Buyer or, to Buyer’s knowledge, threatened, the outcome of which could adversely affect Buyer’s ability to purchase the Property or otherwise perform its obligations under this Agreement. B. Sophisticated Buyer. Buyer is experienced in the ownership and operation of properties like and in the locale of the Property, and has experience in the acquisition, ownership and operation of properties similar to the Property. Buyer warrants and represents that it has the ability through its own employees, or through agents, independent contractors, consultants or other experts with whom it has a relationship, to evaluate fully the material characteristics of the Property and to assess fully all issues pertaining to title to the Real Property, the value of the Property, the rights and liabilities of Buyer as the successor to Seller, the structural integrity and soundness of all improvements and structures located on the Real Property, the environmental condition of the Property, and the compliance of the Property with all Laws. Accordingly, Buyer acknowledges that, except for Seller’s Warranties, Buyer has not and will not rely upon any warranty, representation, statement of fact, or other information made by or furnished by or on behalf of Seller or any of its affiliates. C. Funds. Buyer has sufficient funds in immediately available cash to pay the Deposit. D. No Bankruptcy. Buyer has not (A) commenced a voluntary case, or had entered against it a petition, for relief under any federal bankruptcy act or any similar petition, order or decree under any federal or state Law relative to bankruptcy, insolvency or other relief for debtors, (B) caused, suffered or consented to the appointment of a receiver, trustee, administrator, conservator, liquidator or similar official in any federal, state or foreign judicial or non-judicial proceeding, to hold, administer and/or liquidate all or substantially all of its assets, or (C) made an assignment for the benefit of creditors. E. Other Prohibitions. Neither Buyer nor any person controlling Buyer (i) is included on any Government List; (ii) has been determined by competent authority to be subject to the prohibitions contained in Presidential Executive Order No. 133224 (September 23, 2001) or in any enabling or implementing legislation or other Presidential Executive Orders in respect thereof; (iii) has been previously indicted for or convicted of any felony involving a crime or crimes of moral turpitude or for any offense under the criminal laws against terrorists, the criminal laws against money laundering, the Bank Secrecy Act, as amended, the Money Laundering Control Act of 1986, as amended, or the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorists (USA PATRIOT ACT) Act of 2001, Public Law 107-56 (October 26, 2001), as amended; or (iv) to Buyer’s knowledge, is currently under investigation by any governmental authority for alleged criminal activity. 9. Casualty and Condemnation. 9.1. Minor Damage. In the event of loss or damage to the Property or any portion thereof which is not “major” (as hereinafter defined), then Seller shall have the following option: 10 ACTIVE 46014503v4

A. Purchase Price Reduction. If the loss or damage is a fire or other casualty event, but not a condemnation event, reduce the Purchase Price by an amount equal to the cost (the “Restoration Cost”) of restoring the Property to a condition substantially identical to that of the Property prior to the event of damage, as determined by a general contractor licensed by the State of [___________] selected by Seller and reasonably approved by Buyer; or B. Assignment. If the loss or damage is a fire or other casualty event or a condemnation event, assign to Buyer all of Seller’s right to any claims and proceeds Seller may have with respect to any casualty related insurance policies (including, without limitation, rental loss proceeds applicable to the period on and after the Closing) or condemnation awards relating to the premises in question, and the Purchase Price shall be reduced by an amount equal to the uninsured portion of the Restoration Cost (including, without limitation, the deductible amount under Seller’s insurance policy); or C. Neither of the Foregoing. Elect neither to reduce the Purchase Price nor assign insurance proceeds and/or condemnation awards pursuant to the foregoing subparagraphs A. and B. Seller shall make the elections required by this Paragraph 9.1 by written notice delivered to Buyer within ten (10) days following the date on which the Restoration Cost is determined and, if Seller fails to deliver its written election within such ten (10) day period, then Seller shall be deemed to have made the election under subparagraph C. above. If Seller makes an election under the foregoing subparagraphs A. or B., then this Agreement shall remain in full force and effect and the parties shall proceed to Closing as contemplated by this Agreement; provided that Seller shall reduce the Purchase Price and/or assign insurance and/or condemnation proceeds as provided in the foregoing subparagraphs A. or B., as applicable. However, if Seller makes (or is deemed to have made) the election under subparagraph C. above, then Buyer shall have the right to Terminate this Agreement by written notice delivered to Seller within five (5) days after receiving Seller’s election (or deemed election), in which event Buyer shall receive a refund of the Deposit (unless such loss or damage is caused by or contributed to by Buyer in which event Buyer shall not be entitled to a return of the Deposit) and neither party shall have any further obligation to the other under this Agreement (except for those obligations which expressly survive the termination hereof). 9.2. Major Damage. In the event of a “major” loss or damage, Buyer may terminate this Agreement by written notice to Seller, in which event the Deposit shall be returned to Buyer unless such loss or damage is caused by or contributed to by Buyer in which event Buyer shall not be entitled to a return of the Deposit. If Buyer does not elect to Terminate this Agreement within ten (10) days after Seller sends Buyer written notice of the occurrence of major loss or damage, then Buyer shall be deemed to have elected to proceed with Closing. 9.3. Definition of “Major” Loss or Damage. For purposes of the foregoing Paragraphs 9.1 and 9.2, “major” loss or damage refers to the following: (a) Any loss or damage to the Property or any portion thereof such that the cost of restoring the premises in question to a condition substantially identical to that of the premises in question prior to the event of damage would be, in the opinion of an architect selected by Seller and reasonably approved by Buyer, equal to or greater than Three Hundred Fifty Thousand and No/100 Dollars ($350,000.00), (b) Any loss that is not fully covered by insurance, and (c) with respect to condemnation, any improvements or access to the 11 ACTIVE 46014503v4

Property or more than ten percent (10%) of the Land is condemned or taken or threatened to be condemned or taken. 10. Other Conditions to Closing. The obligations of Buyer and Seller to close the Transaction shall be further subject to the satisfaction at or prior to Closing of the conditions precedent set forth in this Paragraph 10. 10.1 Conditions to Buyer’s Obligations. The conditions precedent to Buyer’s obligations at Closing referenced above are as follows, any or all of which may be waived by Buyer, at its sole option: A. Representations. Seller’s Warranties, subject to Paragraphs 8.2 and 8.3, shall be true and correct in all material respects on and as of the Closing Date, except as modified in a manner permitted by this Agreement, as if made on and as of such date except to the extent that they expressly relate to an earlier date. B. Seller Compliance. Seller shall have performed all of the covenants, undertakings and obligations under this Agreement to be performed or complied with by Seller at or prior to the Closing. C. Title Policy. At Closing, Seller shall have conveyed title to the Real Property as will enable the Title Company to issue the Title Policy (or a specimen or proforma policy thereof or “marked” Title Commitment) to Buyer subject only to the Permitted Title Exceptions and consistent with Paragraph 4.3 hereof. If the condition set forth in this subparagraph C. has not been satisfied as of the Closing Date, and has not been waived by Buyer as of such date, Buyer may, as its sole and exclusive remedy, elect to Terminate this Agreement by notice to Seller and receive a return of the Deposit. 10.2 Conditions to Seller’s Obligations. The conditions precedent to Seller’s obligations at Closing referenced above are as follows, any or all of which may be waived by Seller, at its sole option: A. Representations. Buyer’s warranties set forth in Paragraph 8.5 shall be true and correct in all material respects on and as of the Closing Date, except as modified in a manner permitted by the Agreement, as if made on and as of such date except to the extent that they expressly relate to an earlier date. B. Buyer Compliance. Buyer shall have performed all of the covenants, undertakings and obligations to be performed or complied with by Buyer at or prior to the Closing. 10.3 Conclusive Waiver of Conditions. By closing the Transaction, Seller and Buyer shall be conclusively deemed to have waived the benefit of any remaining unfulfilled conditions set forth in Paragraphs 10.1 and 10.2, respectively. 11. Other Transaction Issues. 11.1 Brokers. Each party represents to the other that such party has not incurred any obligation to any broker or real estate agent with respect to the purchase or sale of the Property 12 ACTIVE 46014503v4 or the lease of the Real Property. Seller and Buyer each hereby (a) represent and warrant to the other that it has not employed, retained or consulted any other broker, agent, or finder in carrying on a negotiation in connection with this Agreement or the Transaction, and (b) indemnifies and agrees to hold the other harmless from and against any and all claims, demands, causes of action, debts, liabilities, judgments and damages (including costs and reasonable attorneys’ fees actually incurred in connection with the enforcement of this indemnity) which may be asserted or recovered against the indemnified party on account of any brokerage fee, commission or other compensation arising by reason of the indemnitor’s breach of this representation and warranty. 11.2 Confidentiality. Buyer and Seller, for the benefit of each other, hereby agree that they will not release or cause or permit to be released, and will use best efforts to prevent the Buyer’s Representatives and Seller’s Representatives, respectively, from releasing or causing or permitting the release of, any press notices, publicity (oral or written) or advertising promotion relating to, or otherwise announce or disclose or cause or permit to be announced or disclosed, in any manner whatsoever, the terms, conditions or substance of this Agreement or the Transaction. The foregoing shall not preclude either party from (a) discussing the substance or any relevant details of the transactions contemplated in this Agreement with any of its representatives, employees, agents or consultants, or the Title Company; (b) complying with any Laws applicable to such party, including, without limitation, governmental regulatory, disclosure, tax and reporting requirements; (c) disclosing the terms of the Transaction to the extent necessary in connection with any tax appeal either party may pursue with respect to the Property; or (d) disclosing the terms of the Transaction to the extent necessary in written filings, evidence or testimony made or given in connection with any court proceedings either party may pursue in the event of the other party’s alleged default hereunder. Buyer and Seller shall indemnify and hold the other harmless from and against any and all Liabilities suffered or incurred by the indemnified party and arising out of or in connection with a breach by Buyer or Seller, as the case may be, of the provisions of this Paragraph. The obligations of Buyer contained in this Paragraph shall survive the Closing or the earlier termination of this Agreement; provided, however, that Buyer shall be permitted to announce the Transaction in a press release after Closing, the substance of which release shall be subject to Seller’s prior review and approval, which approval shall not be unreasonably withheld. 11.3 Indemnity. Buyer hereby agrees to indemnify, defend, and hold Seller and each of the other Seller Parties free and harmless from and against any and all Liabilities (including reasonable attorneys’ fees, expenses and disbursements) arising out of or resulting from the entry on the Property and/or the conduct of any Due Diligence by Buyer or any of Buyer’s Representatives at any time prior to the Closing; provided, however, that the foregoing indemnity shall not apply to any Liabilities to the extent such Liabilities arise out of the negligence or intentional acts of Seller or the mere discovery by Buyer of a pre-existing condition at the Property. The foregoing indemnity shall survive the Closing (and not be merged therein) or any earlier termination of this Agreement. 11.4 Tax Appeals. Seller shall have the right to continue and to control the progress of and to make all decisions with respect to any contest of the real estate taxes and personal property taxes for the Property due and payable during any Tax Year prior to the Closing Tax Year. Subject to the terms and conditions of the Lease, the lessee under the Lease shall have the right to continue and to control the progress of and to make all decisions with respect to any contest of the real estate taxes and personal property taxes for the Property due and payable during the Closing Tax Year, and Seller shall assign to the lessee at Closing all of its rights to continue any such appeal. Buyer and Seller agree to cooperate with each other and to execute any and all documents reasonably 13 ACTIVE 46014503v4 requested in furtherance of the foregoing, at no out-of-pocket cost or expense to Buyer. The provisions of this paragraph shall survive the Closing. 12. Default at or Prior to Closing. 12.1 Buyer Default. Except as set forth hereinbelow, if Buyer defaults in the observance or performance of its covenants and obligations hereunder, or in the event of any breach by Buyer of any of the representations and warranties set forth in Paragraph 8.5, and such default or breach continues for five (5) Business Days after the date Seller gives notice demanding cure thereof, or if Buyer defaults in the observance or performance of its covenants and obligations under any of the Related Contracts beyond any cure period afforded to Buyer pursuant to the terms thereof, Seller shall be entitled, as its sole and exclusive remedy therefor, to Terminate this Agreement by notice to Buyer of such termination and to receive payment of the Deposit as full liquidated damages for such default or breach of Buyer, the parties hereto acknowledging the difficulty of ascertaining the actual damages in the event of such a default or breach, that it is impossible more precisely to estimate the damages to be suffered by Seller upon Buyer’s default or breach, that such forfeiture of the Deposit is intended not as a penalty, but as full liquidated damages and that such amount constitutes a reasonable good faith estimate of the potential damages arising therefrom, it being otherwise difficult or impossible to estimate Seller’s actual damages which would be suffered by Seller in the event of default or breach by Buyer. Except with respect to any right, obligation or liability which survives Closing or termination of this Agreement, including any indemnification provisions set forth in this Agreement, and except as set forth in Paragraph 14.17, Seller’s right to Terminate this Agreement and receive payment of the Deposit as full liquidated damages, are Seller’s sole and exclusive remedies in the event of default or breach hereunder by Buyer, and Seller hereby waives, relinquishes and releases any and all other rights and remedies (except any that survive Closing or termination pursuant to the express provisions of this Agreement), including, but not limited to: (A) any right to sue Buyer for damages or to prove that Seller’s actual damages exceed the Deposit which is hereby provided Seller as full liquidated damages, (B) any right to sue Buyer for specific performance, or (C) any other right or remedy which Seller may otherwise have against Buyer, either at law, or equity or otherwise, including, without limitation, the right to seek and/or receive consequential damages. 12.2 Seller Default. If Seller defaults in the observance or performance of its covenants and obligations hereunder, and such default continues for five (5) Business Days after the date Buyer gives notice demanding cure of such default, in either such event, Buyer shall be entitled, as its sole and exclusive remedy therefor, to Terminate this Agreement by giving Seller notice of such termination and to receive the Deposit from Escrow Agent, in which event Seller shall reimburse to Buyer, within twenty (20) days after Seller’s receipt of reasonable documentation thereof, the Buyer’s Transaction Costs. Except with respect to any right, obligation or liability which survives Closing or termination of this Agreement, including any indemnification provisions set forth in this Agreement, Buyer’s right to so Terminate this Agreement and receive reimbursement of all Buyer’s Transaction Costs as described in the foregoing sentence is Buyer’s sole and exclusive remedy hereunder in the event of default hereunder by Seller, and Buyer hereby waives, relinquishes and releases any and all other rights and remedies (except any that survive Closing or termination pursuant to the express provisions of this Agreement), including, but not limited to: (A) any right to sue for damages (except to compel Seller to make the reimbursement described in the foregoing sentence), (B) any right to sue Seller for specific performance, or (C) any other right or remedy which Buyer may otherwise have against Seller either at law, in equity or otherwise, including, without limitation, the right to seek and/or receive consequential damages. 14 ACTIVE 46014503v4

13. Notices. All notices, consents, approvals and other communications which may be or are required to be given by either Seller or Buyer under this Agreement shall be properly given only if made in writing and sent by (a) hand delivery; (b) a nationally recognized overnight delivery service (such as Federal Express or UPS Next Day Air), with all delivery charges paid by the sender; or (c) by email, provided that the sender also delivers the same notice in accordance with either of the foregoing subparagraphs (a) or (b) no later than the next business day after such email is sent, in each instance addressed to Buyer or Seller, as applicable, as set forth below. Such notices shall be deemed given on the date of delivery or rejection of delivery. Said notice addresses are as follows (and Seller and Buyer shall have the right to designate changes to their respective notice addresses, effective five (5) days after giving notice thereof): If to Seller: ABP ___ (__________) LLC c/o BlueLinx Corporation 1950 Spectrum Circle, Suite 300 Marietta, Georgia 30067 Attn: General Counsel with a copy to: ABP ___ (__________) LLC c/o BlueLinx Corporation 1950 Spectrum Circle, Suite 300 Marietta, Georgia 30067 Attn: Shyam K. Reddy, Chief Administrative Officer Email: shyam.reddy@bluelinxco.com If to Buyer: BIG Acquisitions LLC 9450 W. Bryn Mawr, Suite 750 Rosemont, Illinois 60018 Attention: Michael W. Brennan E-Mail: mbrennan@brennanllc.com with a copy to: Brennan Investment Group 9450 W. Bryn Mawr, Suite 750 Rosemont, Illinois 60018 Attention: Samuel A. Mandarino E-Mail: smandarino@brennanllc.com and with a copy to: Attention: E-Mail: 14. General Provisions. 14.1 Execution Necessary. This Agreement shall not be binding upon Seller unless fully executed and delivered by a proper official of Seller, and no action taken by Seller’s 15 ACTIVE 46014503v4 representatives shall be deemed an acceptance of this Agreement until this Agreement has been so executed by Seller and delivered to Buyer. 14.2 Counterparts. This Agreement may be executed in separate counterparts. It shall be fully executed when each party whose signature is required has signed at least one counterpart even though no one counterpart contains the signatures of all of the parties to this Agreement. 14.3 Successors and Assigns. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and inure to the benefit of the parties hereto and their respective permitted successors and assigns. Buyer shall not have the right to assign or delegate any right, duty or obligation of Buyer under this Agreement to any other party without the prior written consent of Seller, which consent Seller may grant or withhold in its sole and absolute discretion, and any such assignment without Seller’s consent shall be null and void ab initio. Notwithstanding the foregoing, Buyer shall have the right to assign this Agreement to (a) an affiliate of Buyer which is under common control with Buyer or (b) an entity owned by a corporate services company pursuant to a corporate services agreement with either (1) Buyer or (2) any entity under common control with Buyer. Any such assignee so consented to by Seller or otherwise permitted pursuant to the terms of the foregoing sentence of this paragraph shall be designated by Buyer by the delivery to Seller of a written assignment of this Agreement pursuant to which Buyer’s obligations hereunder are expressly assumed by such assignee, together with delivery to Seller of evidence reasonably satisfactory to Seller of the valid legal existence of Buyer’s assignee, its qualification (if necessary) to do business in the jurisdiction in which the Property is located and of the authority of Buyer’s assignee to execute and deliver any and all documents required of Buyer under the terms of this Agreement, which items shall be received by Seller not less than three (3) Business Days prior to the Closing Date; notwithstanding the foregoing, the exercise of such right by Buyer shall not relieve Buyer of any of its obligations and liabilities hereunder including obligations and liabilities which survive the Closing or the termination of this Agreement, nor shall any such assignment alter, impair or relieve such assignee from the waivers, acknowledgements and agreements of Buyer set forth herein, all of which are binding upon the assignee of Buyer. In the event of any permitted assignment by Buyer, any assignee shall assume any and all obligations and liabilities of Buyer under this Agreement but, notwithstanding such assumption, Buyer shall continue to be liable hereunder. 14.4 Governing Law. This Agreement shall be governed by the Laws of the state in which the Land is located. 14.5 Entire Agreement. This Agreement and all the exhibits referenced herein and annexed hereto contain the entire agreement of the parties hereto with respect to the matters contained herein, and no prior agreement or understanding pertaining to any of the matters connected with this Transaction shall be effective for any purpose. Neither this Agreement nor any provision hereof may be waived, modified, amended, discharged or terminated except by an instrument signed by the party against whom the enforcement of such waiver, modification, amendment, discharge or termination is sought, and then only to the extent set forth in such instrument. 14.6 Time Is of the Essence. TIME IS OF THE ESSENCE of the Transaction and this Agreement. 14.7 Interpretation. The titles, captions and paragraph headings are inserted for convenience only and are in no way intended to interpret, define, limit or expand the scope or content 16 ACTIVE 46014503v4 of this Agreement or any provision hereof. If any party to this Agreement is made up of more than one person or entity, then all such persons and entities shall be included jointly and severally, even though the defined term for such party is used in the singular in this Agreement. If any time period under this Agreement ends on a day other than a Business Day, then the time period shall be extended until the next Business Day. This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing this Agreement to be drafted. If any words or phrases in this Agreement shall have been stricken out or otherwise eliminated, whether or not any other words or phrases have been added, this Agreement shall be construed as if the words or phrases so stricken out or otherwise eliminated were never included in this Agreement and no implication or inference shall be drawn from the fact that said words or phrases were so stricken out or otherwise eliminated. 14.8 Survival. The covenants, agreements, indemnities, representations and warranties contained herein shall not survive the Closing Date or any termination of this Agreement, except as set forth in Paragraphs 8, 11, 13 and 14, each of which shall survive the Closing or any earlier termination of this Agreement (limited, as applicable, as set forth therein). 14.9 Exclusive Application. Nothing in this Agreement is intended or shall be construed to confer upon or to give to any person, firm or corporation other than Buyer and Seller hereto any right, remedy or claim under or by reason of this Agreement. All terms and conditions of this Agreement shall be for the sole and exclusive benefit of the parties hereto, and such benefit may not be assigned by Buyer except as set forth in Paragraph 14.3. 14.10 Partial Invalidity. If all or any portion of any of the provisions of this Agreement shall be declared invalid by Laws applicable thereto, then the performance of said offending provision shall be excused by the parties hereto; provided, however, that, if the performance of such excused provision materially affects any material aspect of this Transaction and the other party does not upon demand enter into a modification or separate agreement which sets forth in valid fashion the covenants of such offending provision in a manner which counsel to both parties determine is valid, then the party hereto for whose benefit such excused provision was inserted in this Agreement shall have the right, exercisable by notice given to the other party within ten (10) days after such provision is so declared invalid, to Terminate this Agreement. 14.11 Waiver Rights. Buyer reserves the right to waive, in whole or in part, any provision hereof which is for the benefit of Buyer. Seller reserves the right to waive, in whole or in part, any provision hereof that is for the benefit of Seller. 14.12 No Implied Waiver. Except as otherwise expressly provided in this Agreement, no waiver by Seller or Buyer of any provision hereof shall be deemed to have been made unless expressed in writing and signed by such party, and no delay or omission in the exercise of any right or remedy accruing to Seller or Buyer upon any breach under this Agreement shall impair such right or remedy or be construed as a waiver of any such breach theretofore or thereafter occurring. The waiver by Seller or Buyer of any breach of any term, covenant or condition herein stated shall not be deemed to be a waiver of any other breach, or of a subsequent breach of the same or any other term, covenant or condition herein contained. 14.13 Rights Cumulative. All rights, powers, options or remedies afforded to Seller or Buyer either hereunder or by Law shall be cumulative and not alternative, and the exercise of one 17 ACTIVE 46014503v4 right, power, option or remedy shall not bar other rights, powers, options or remedies allowed herein or by Law, unless expressly provided to the contrary herein. 14.14 Attorneys’ Fees. Should either party employ an attorney or attorneys to enforce any of the provisions hereof or to protect its interest in any manner arising under this Agreement, or to recover damages for breach of this Agreement, the non-prevailing party in any action pursued in a court of competent jurisdiction (the finality of which is not legally contested) shall pay to the prevailing party all reasonable costs, damages and expenses, including attorneys’ fees, expended or incurred in connection therewith. 14.15 Waiver of Jury Trial. EACH PARTY HEREBY WAIVES TRIAL BY JURY IN ANY PROCEEDINGS BROUGHT BY THE OTHER PARTY IN CONNECTION WITH ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THE TRANSACTION, THIS AGREEMENT, THE PROPERTY OR THE RELATIONSHIP OF BUYER AND SELLER HEREUNDER. THE PROVISIONS OF THIS PARAGRAPH SHALL SURVIVE THE CLOSING (AND NOT BE MERGED THEREIN) OR ANY EARLIER TERMINATION OF THIS AGREEMENT. 14.16 Signatures. Signatures to this Agreement transmitted by electronic copy shall be valid and effective to bind the party so signing. Each party agrees to promptly deliver an execution original to this Agreement with its actual signature to the other party, but a failure to do so shall not affect the enforceability of this Agreement, it being expressly agreed that each party to this Agreement shall be bound by its own signature delivered by electronic copy and shall accept the electronic copy of the signature of the other party to this Agreement. 14.17 No Recordation. Seller and Buyer each agrees that neither this Agreement nor any memorandum or notice hereof shall be recorded and Buyer shall not file any notice of pendency or other instrument (other than a judgment) against the Property or any portion thereof in connection herewith. Buyer expressly acknowledges and agrees that, in the event of any breach by Buyer of its obligations as set forth in the foregoing sentence, the provisions of Paragraph 12.1 limiting Seller’s remedies shall not apply, and that Seller shall, in such event, be entitled to any remedy which Seller may otherwise have against Buyer, whether at law or in equity, or otherwise, including, without limitation, the right to seek and/or receive consequential damages. 14.18 Maximum Aggregate Liability. Notwithstanding any provision to the contrary contained in this Agreement or any documents executed by Seller pursuant hereto or in connection herewith, the maximum aggregate liability of Seller and the Seller Parties, and the maximum aggregate amount which may be awarded to and collected by Buyer, in connection with the Transaction, the Property, under this Agreement and under any and all documents executed pursuant hereto or in connection herewith (including, without limitation, in connection with the breach of any of Seller’s Warranties for which a claim is timely made by Buyer) shall not exceed Seller’s Liability Limit. The provisions of this section shall survive the Closing (and not be merged therein) or any earlier termination of this Agreement. 14.19 Exhibits and Schedules. All exhibits and schedules referred to in, and attached to, this Agreement are hereby incorporated herein in full by this reference. 18 ACTIVE 46014503v4

15. Earnest Money and Escrow Agent. The Escrow Deposits shall be held by Escrow Agent, in trust, and disposed of only in accordance with the following provisions: 15.1 Deposit. Escrow Agent shall not invest the Escrow Deposits or commingle the Escrow Deposits with any funds of Escrow Agent or others. 15.2 Delivery at Closing. If the Closing occurs, Escrow Agent shall deliver the Escrow Deposits to, or upon the instructions of, Buyer and Seller on the Closing Date. 15.3 Return or Delivery of Deposit Outside Closing. Escrow Agent shall deliver the Escrow Deposits to Seller or Buyer only in accordance with the terms of this Paragraph 15.3. Upon receipt of a written demand for the Escrow Deposits from Buyer prior to the Due Diligence Deadline, Escrow Agent shall promptly deliver the Escrow Deposits to Buyer. Upon receipt of a written demand for the Escrow Deposits from either Buyer or Seller at any time thereafter, Escrow Agent shall give notice to the other party of such demand. Thereafter, (a) if Escrow Agent does not receive a written objection from the other party to the proposed payment within five (5) days after the giving of such notice, then Escrow Agent is hereby authorized to make such payment, but (b) if Escrow Agent does receive such written objection within such period, Escrow Agent shall continue to hold such amount until otherwise directed by written instructions signed by Seller and Buyer or a final judgment of a court. In the event of any return of the Deposit to Buyer pursuant to Paragraph 4.5, One Hundred and No/100 Dollars ($100.00) thereof shall be payable to Seller, and such amount shall in effect constitute option money, making this Agreement binding even if any conditions or provisions herein are entirely within the discretion or control of Buyer. 15.4 Stakeholder. The parties acknowledge that Escrow Agent is acting solely as a stakeholder at their request and for their convenience, that Escrow Agent shall not be deemed to be the agent of either of the parties, and that Escrow Agent shall not be liable to either of the parties for any action or omission on its part taken or made in good faith, and not in disregard of this Agreement, but shall be liable for its negligent acts and for any Liabilities (including reasonable attorneys’ fees, expenses and disbursements) incurred by Seller or Buyer resulting from Escrow Agent’s mistake of Law respecting Escrow Agent’s scope or nature of its duties. Seller and Buyer shall jointly and severally indemnify and hold Escrow Agent harmless from and against all Liabilities (including reasonable attorneys’ fees, expenses and disbursements) incurred in connection with the performance of Escrow Agent’s duties hereunder, except with respect to actions or omissions taken or made by Escrow Agent in bad faith, in disregard of this Agreement or involving negligence on the part of Escrow Agent. 15.5 Taxes. The party receiving the Escrow Deposits (or the benefit thereof) shall pay any income taxes on any interest earned on the Escrow Deposits. 15.6 Execution by Escrow Agent. Escrow Agent has executed this Agreement in order to confirm that Escrow Agent has received and shall hold the Escrow Deposits, in escrow, and shall disburse the Escrow Deposits pursuant to the provisions of this Paragraph 15. [The remainder of this page has been intentionally left blank. 19 ACTIVE 46014503v4

Signatures begin on the following page.] 20 ACTIVE 46014503v4

IN WITNESS WHEREOF, Buyer and Seller have executed this Agreement as of the Effective Date. SELLER: ABP ___ (___________) LLC, a Delaware limited liability company By: Name: Justin B. Heineman Title: Vice President and Corporate Secretary Date: [Signatures continued on following page.] Signature Page to Purchase and Sale Agreement ACTIVE 46014503v4

BUYER: BIG ACQUISITIONS LLC, an Illinois limited liability company By: Name: Title: Date: [Signatures continued on following page.] Signature Page to Purchase and Sale Agreement ACTIVE 46014503v4

The undersigned has executed this Agreement solely to confirm its agreement to (i) hold the Escrow Deposits in escrow in accordance with the provisions hereof and (ii) comply with the provisions of Paragraph 15. ESCROW AGENT: STEWART TITLE GUARANTY COMPANY By: Name: Title: Date: Signature Page to Purchase and Sale Agreement ACTIVE 46014503v4

EXHIBIT 10.6 SCHEDULE A “Agreement” shall mean this Purchase and Sale Agreement. “Assignment” shall mean an Assignment of Intangible Property in the form attached hereto as Exhibit I. “Business Day” shall mean Monday through Friday excluding holidays recognized by the state government of the State in which the Property is located. “Buyer” shall mean the buyer referenced in the first paragraph of this Agreement. “Buyer’s Reports” shall mean the results of any examinations, inspections, investigations, tests, studies, analyses, appraisals, evaluations and/or investigations prepared by or for or otherwise obtained by Buyer or Buyer’s Representatives in connection with Buyer’s Due Diligence. “Buyer’s Representatives” shall mean Buyer’s officers, employees, agents, advisors, representatives, attorneys, accountants, consultants, lenders, investors, contractors, architects and engineers. “Buyer’s Transaction Costs” shall mean, to the extent that Buyer has provided to Seller reasonable documentation thereof, Buyer’s reasonable actual out-of-pocket Due Diligence expenses incurred in connection with the Transaction after the Effective Date, in an aggregate amount not to exceed $125,000.00. “Certificate” shall mean a certificate in the form attached hereto as Exhibit J. “Closing” shall mean the consummation and closing of the Transaction. “Closing Date” shall mean the date on which the Closing occurs, which shall be on or before the Closing Deadline. “Closing Deadline” shall mean the date that is seven (7) days after the Due Diligence Deadline. “Closing Documents” shall mean the documents and instruments delivered by Buyer and Seller, in order to consummate the Transaction. “Closing Tax Year” shall mean the Tax Year in which the Closing Date occurs. “Condemnation Proceeding” shall mean any proceeding in condemnation, eminent domain or any written request for a conveyance in lieu thereof, or any notice that such proceedings have been or will be commenced against any portion of the Property. “Deed” shall mean a special warranty deed in the form attached hereto as Exhibit E. ACTIVE 46014503v4

“Deposit” shall mean the sum of One Hundred Twenty-Five Thousand and No/100 Dollars ($125,000.00), consisting of, collectively, the Initial Deposit of Sixty-Two Thousand Five Hundred and No/100 Dollars ($62,500.00), and the Secondary Deposit of Sixty-Two Thousand Five Hundred and No/100 Dollars ($62,500.00). “Documents” shall mean any documents and instruments applicable to the Property or any portion thereof that Seller or any of the other Seller Parties deliver or make available to Buyer or Buyer’ Representatives prior to Closing or which are otherwise obtained by Buyer or Buyer’s Representatives prior to Closing, including, but not limited to, the Title Commitment. “Due Diligence” shall mean the investigation by Buyer and Buyer’s Representatives of the feasibility and desirability of purchasing the Property, including all audits, surveys, examinations, inspections, investigations, tests, studies, analyses, appraisals, evaluations, investigations and verifications with respect to the Property, the Documents, title matters, applicable land use and zoning Laws and other Laws applicable to the Property, the physical condition of the Property, the economic status of the Property, and other information and documents regarding the Property, including, but not limited to, investigations of the legal and physical status of the Property by such consultants, engineers and architects as Buyer requires, structural review, examination of title to the Property, preparation of a survey of the Land, and verification of all information made or to be made available to Buyer with respect to Property. “Due Diligence Deadline” shall mean 6:00 P.M. Eastern time on the date that is thirty-five (35) days after the Effective Date. “Effective Date” shall mean the date on which Seller or Buyer shall have executed this Agreement, as indicated under their respective signatures, whichever is the later to do so. “Escrow Agent” shall mean the Title Company. “Escrow Deposits” shall mean the Deposit, and any other sums (including, without limitation, any interest earned thereon) which the parties agree shall be held in escrow hereunder. “Government List” shall mean (1) the Specialty Designated Nationals and Blocked Persons Lists maintained by the Office of Foreign Assets Control, United States Department of the Treasury (“OFAC”), (2) the Denied Persons List and the Entity List maintained by the United States Department of Commerce, (3) the List of Terrorists and List of Disbarred Parties maintained by the United States Department of State, (4) any other list of terrorists, terrorist organizations or narcotics traffickers maintained pursuant to any of the lists, laws, rules and regulations maintained by OFAC pursuant to any authorizing statute, Executive Order or regulation, (5) any other similar list maintained by the United States Department of State, the United States Department of Commerce or any other governmental authority or pursuant to any Executive Order of the President of the United States of America, and (6) any list or qualification of “Designated Nationals” as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, as all such Government Lists may be updated from time to time. ACTIVE 46014503v4

“Initial Deposit” shall mean an amount equal to Sixty-Two Thousand Five Hundred and No/100 Dollars ($62,500.00), in immediately available funds, to the extent the same is deposited by Buyer in accordance with the terms of Paragraph 3.1 hereof, together with any interest earned thereon. “Land” shall mean all of Seller’s right, title and interest in and to that certain tract or parcel of land located in, [REVISE AS APPLICABLE: Bridgeton, St. Louis County, Missouri/Madison, Davidson County, Tennessee/Richmond, Henrico County, Virginia/Kansas City/Clay County, Missouri] more particularly described on Exhibit A attached hereto and commonly known as at [REVISE AS APPLICABLE: 13860 Corporate Woods Trail, Bridgeton, Missouri/700 Myatt Drive, Madison, Tennessee/4700 Bethlehem Road, Richmond, Virginia/1727 Warren Street, Kansas City, Missouri]. “Landlord” shall mean that certain person or entity subleasing the Property from Master Tenant as of the Closing Date. “Landlord Agreement” shall mean a Landlord Agreement in the form attached to the Lease as Schedule 3.01. “Law” shall mean any federal, state or local law, statute, ordinance, code, order, decrees, or other governmental rule, regulation or requirement, including common law. “Lease” shall mean a Lease Agreement by and between Landlord and Tenant, in the form attached hereto as Exhibit F. “Lender” shall mean, collectively, any and all parties taking a security interest in the interest of Buyer, Master Tenant or Landlord in the Real Property, to the extent any such security interest is not intended to be subordinate to Tenant’s interest in the Real Property under the Lease. “Lien” shall mean any mortgage, deed of trust, security deed, lien, judgment, pledge, conditional sales contract, security interest, past due taxes, past due assessments, contractor’s lien, materialmen’s lien, judgment or similar encumbrance against the Property of a monetary nature. “Liabilities” shall mean any and all direct or indirect damages, demands, claims, payments, problems, conditions, obligations, actions or causes of action, assessments, losses, Liens, liabilities, costs and expenses of any kind or nature whatsoever, including, without limitation, penalties, interest on any amount payable to a third party, lost income and profits, and any legal or other expenses (including, without limitation, reasonable attorneys’ fees and expenses) reasonably incurred in connection with investigating or defending any claims or actions, whether or not resulting in any liability. “Master Tenant” shall mean that certain person or entity leasing the Property from Buyer as of the Closing Date. “Memorandum of Lease” shall mean a Memorandum of Lease in the form attached hereto as Exhibit K. “Non-Disturbance Agreement” shall mean an agreement in the form attached hereto as Exhibit L. ACTIVE 46014503v4

“Other Interests” shall mean the following other interests of Seller in and to the Real Property, or pertaining thereto: (a) to the extent that the same are in effect as of the Closing Date, any licenses, permits and other written authorizations necessary for the use, operation or ownership of the Real Property, and (b) any guaranties and warranties in effect with respect to any portion of the Real Property as of the Closing Date; provided, however, that Other Interests shall not include any such licenses, permits, authorizations, guaranties or warranties to the extent that said items are necessary or desirable for Tenant’s use of and operations upon the Land following Closing pursuant to the terms of the Lease. “Permitted Title Exceptions” shall mean, subject to Buyer’s rights to review and make objection to the status of title and survey as set forth in this Agreement, and the right of Buyer to Terminate this Agreement pursuant to Paragraph 4.5 if the Due Diligence is not satisfactory, the following: (a) all real estate taxes and assessments not yet due and payable as of the Closing Date; (b) any Laws affecting the Property; (c) the Record Exceptions; (d) the Lease; (e) any state of facts which would be disclosed by a current survey or other inspection of the Land; and (f) any other matters approved as Permitted Title Exceptions by Buyer prior to Closing or deemed approved as Permitted Title Exceptions pursuant to this Agreement. “Property” shall mean the Real Property and the Other Interests. “Purchase Price” is defined in the Recitals to this Agreement. “Real Property” shall mean the Land, including, without limitation, (a) any and all buildings located on the Land and all other improvements, (b) all easements appurtenant to the Land and other easements, grants of right, licenses, privileges or other agreements for the benefit of, belonging to or appurtenant to the Land whether or not situate upon the Land, including, without limitation, signage rights and parking rights or agreements, all whether or not specifically referenced on Exhibit A, (c) all mineral, oil and gas rights, riparian rights, water rights, sewer rights and other utility rights allocated to the Land, (d) all right, title and interest, if any, of the owner of the Land in and to any and all strips and gores of land located on or adjacent to the Land, and (e) all right, title and interest of the owner of the Land in and to any roads, streets and ways, public or private, open or proposed, in front of or adjoining all or any part of the Land and serving the Land. “Record Exceptions” shall mean all instruments recorded in the real estate records of the County in which the Land is located which affect the status of title to the Real Property. “Related Contracts” shall mean the shall mean [REVISE AS APPLICABLE: (i) that certain Purchase and Sale Agreement of even date herewith between ABP MO (Bridgeton) LLC and Buyer, (ii) that certain Purchase and Sale Agreement of even date herewith between ABP MO (Kansas City) LLC and Buyer, (iii) that certain Purchase and Sale Agreement of even date herewith between ABP TN (Madison) LLC and Buyer, and (iv) that certain Purchase and Sale Agreement of even date herewith between ABP VA (Richmond) LLC and Buyer]. “Remove” with respect to any exception to title shall mean that Seller causes the Title Company to remove or affirmatively insure over the same as an exception to the Title Policy, without any additional cost to Buyer, whether such removal or insurance is made available in consideration of payment, bonding, indemnity of Seller or otherwise. ACTIVE 46014503v4

“Required Removal Items” shall mean, collectively, any Title Objections to the extent (and only to the extent) that the same (a) have not been caused by Buyer or any Buyer’s Representatives, and (b) are either: (i) Liens evidencing monetary encumbrances (other than liens for non-delinquent general real estate taxes or assessments) which can be Removed by payment of liquidated amounts, but only if such Liens have been created by written instrument signed by Seller or assumed by written instrument signed by Seller, and provided that in no event shall Seller be required to Remove any such Lien which is not related to the operation of the Property by any method other than indemnity of Seller in favor of the Title Company (for example, unrelated items would include a judgment against such party in connection with its other operations; whereas a mechanic’s lien for work on the Property pursuant to a contract entered into by Seller would be related to Property operations), or (ii) liens or encumbrances (including, but not limited to, Liens) created by Seller after the Effective Date. “Secondary Deposit” shall mean an amount equal to Sixty-Two Thousand Five Hundred and No/100 Dollars ($62,500.00), in immediately available funds, to the extent the same is deposited by Buyer in accordance with the terms of Paragraph 3.1 hereof, together with any interest earned thereon. “Seller” shall mean the seller referenced in the first paragraph of this Agreement. “Seller Parties” shall mean and include, collectively, (a) Seller; (b) its counsel; (c) any direct or indirect owner of any beneficial interest in Seller, or any subsidiaries, parents or affiliates of Seller; (d) any officer, director, employee, affiliate, principal, partner, shareholder, representative or agent of Seller, its counsel or any direct or indirect owner of any beneficial interest in Seller or of any subsidiaries, parents or affiliates of Seller; and (e) any other entity or individual affiliated or related in any way to any of the foregoing, and their successors and assigns. “Seller’s knowledge” or words of similar import shall refer only to the actual knowledge of Shyam K. Reddy, Chief Administrative Officer, and Gary Cummings, and shall not be construed to refer to the knowledge of any other Seller Party, or to impose or have imposed upon such individual any duty to investigate the matters to which such knowledge, or the absence thereof, pertains. There shall be no personal liability on the part of such individual arising out of any of the Seller’s Warranties. “Seller’s Liability Limit” shall mean an amount equal to the Purchase Price. “Seller’s Representatives” shall mean Seller’s officers, employees, agents, advisors, representatives, attorneys, accountants, consultants, investors, contractors, architects and engineers. “Seller’s Warranties” shall mean Seller’s representations and warranties set forth in Paragraph 8.1, as the same may be deemed modified or waived by Buyer pursuant to this Agreement. “SNDA” shall mean an agreement in the form attached hereto as Exhibit M. “Survey” shall mean an ALTA survey of the Property prepared by a surveyor licensed in the State in which the Property is located, to be certified to Seller and Buyer. “Survival Period” shall mean the first 180 days after Closing. ACTIVE 46014503v4

“Tax Year” shall mean the year period commencing on January 1 of each calendar year and ending on December 31 of each calendar year. “Tenant” shall mean BlueLinx Corporation, a Georgia corporation. “Terminate” shall mean the termination of this Agreement by notice from Buyer or Seller, as applicable, as set forth this Agreement, in which event thereafter neither party hereto shall have any further rights, obligations or liabilities hereunder except to the extent that any right, obligation or liability set forth herein expressly survives termination of this Agreement. “Title Commitment” shall mean the Commitment of the Title Company to issue the Title Policy, which commitment shall include hyperlinks providing access to copies of the Record Exceptions referenced therein. “Title Company” shall mean Stewart Title Guaranty Company, National Title Services, One Washington Mall, Suite 1400, Boston, Massachusetts 02108, Attn: Gayle Bourdeau, Esq., or such other title insurance company as may be designated by Seller in writing from time to time. “Title Cure Deadline” shall mean 6:00 P.M. Eastern time on that day which is 15 days after the date on which Buyer delivers to Seller the Title Objections. “Title Objections” shall mean any defects in title (including any Record Exceptions which are not acceptable to Buyer) or survey (including the description of the Land) which may be revealed by Buyer’s examinations thereof to which Buyer timely objects in accordance with the terms of Paragraph 4.3. “Title Policy” shall mean the ALTA Owner’s Policy of Title Insurance issued by the Title Company in the amount of the Purchase Price and in the form of the Title Commitment, and containing, unless prohibited by applicable statutes or regulations, such endorsements as Buyer may obtain from the Title Company in the Title Commitment prior to the Due Diligence Deadline. Buyer shall be entitled to request that the Title Company provide such endorsements (or amendments) to the Title Policy as Buyer may reasonably require, provided that (a) such endorsements (or amendments) shall be at no cost to, and shall impose no additional liability on, Seller, (b) Buyer’s obligations under this Agreement shall not be conditioned upon Buyer’s ability to obtain such endorsements and, if Buyer is unable to obtain such endorsements, Buyer shall nevertheless be obligated to proceed to close the Transaction without reduction of or set off against the Purchase Price, and (c) the Closing shall not be delayed as a result of Buyer’s request. “Transaction” shall mean the purchase and sale transaction contemplated by this Agreement. ACTIVE 46014503v4

ACTIVE 46014503v4